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                                                               Exhibit 10.13

                           SECOND AMENDMENT TO LEASE
                           -------------------------


        This Second Amendment to Lease made as of the dates hereinafter set forth by and between 9150 GROUP, an Ohio limited partnership, herein referred to as "Lessor", and SPECIALTY CHEMICAL RESOURCES, INC., a Delaware corporation (assignee of AEROSOL SYSTEMS, INC., a Delaware corporation, effective December 31, 1992), herein referred to as "Lessee,"


                                    PREAMBLE
                                    --------

        A. Lessor and Aerosol Systems, Inc., as original Lessee, entered into a lease for the premises located at 9150 Valley View Road, Macedonia, Ohio, which lease is dated September 30, 1977 (the "Lease").

        B. Subsequently, by a Lease Amendment dated as of January 1, 1989, Lessor and Aerosol Systems, Inc. amended the Lease.

        C. Subsequently, Aerosol Systems, Inc., did sell, assign, transfer, and convey all of its right, title and interest in and to the Lease to Specialty Chemical Resources, Inc., effective December 31, 1992. (Any reference to Lessee in this Lease, or any amendment thereto, including the within Second Amendment to Lease, shall be deemed to mean Specialty Chemical Resources, Inc.)

        D. Lessee intends to improve the premises in the manner and to the extent hereinafter provided.

        D. Lessor and Lessee desire to further amend the Lease, which (as amended and extended) is incorporated herein by reference, in certain respects and in the manner hereinafter set forth.

        NOW, THEREFORE, in consideration of the mutual promises herein contained, Lessor and Lessee hereby agree that the Lease shall be amended and modified as follows:


1. Pursuant to Section 18 of the Lease, Lessee shall, at its sole cost and expense, make the following improvements to the premises:

                a. Installing a sprinkler system in the mixing and drum storage areas;

                b.      Relocating the existing southern-most tank farm; and

                c. Expanding the drum storage area by approximately 10,000 sguare feet.


        This work is collectively known as the "Lessee Improvements." Prior to commencement of any of the Lessee Improvements, Lessee shall obtain Lessor's written approval of the specifications and plans for the Lessee Improvements.
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2.      Section 4 (Term) of the Lease shall be amended to read as follows:

        The term of this Lease shall be ten (10) years, commencing on the first day of the calendar month following completion of the Lessee Improvements (the "New Commencement Date") and ending on the last day of the one hundred twentieth (120th) calendar month thereafter (the "Amended Term"). The parties shall enter into a supplemental agreement in recordable form, setting forth the New Commencement Date. Lessee's obligation to pay the rent specified for the Amended Term shall begin on the New Commencement Date.

3.      Section 3 (Rent) of the Lease shall be amended to read as follows:

        During the Amended Term of this Lease, without deduction or setoff, the rental shall be and is hereby fixed at Two Hundred Sixteen Thousand Two Hundred Sixty and 88/100 Dollars ($216,260.88) per annum, payable in equal monthly installments of Eighteen Thousand Twenty-One and 74/100 Dollars ($18,021.74) each, payable in advance to Lessor on or before the first day of each and every calendar month during the Amended Term. Rental for any partial month at the end of the term shall be prorated on a per diem basis, using the monthly rent then in effect.


4. Section 44 (Options to Renew) of the Lease shall be amended to read as follows:


        Provided this Lease is in full force and effect and Lessee is not in default hereunder, Lessee shall have the right and option to renew this Lease for four (4) additional periods of five (5) years each, upon all of the terms and conditions provided in this Lease except that the fixed annual rent payable monthly for each of the said five-year renewal periods shall be as follows:

                                Annual Rent   Monthly Rent
                                -----------   ------------
        First Option Period     $232,480.45    $19,393.37
        Second Option Period    $249,916.48    $20,826.37
        Third Option Period     $268,660.22    $22,388.35
        Fourth Option Period    $288,809.74    $24,067.48

        The renewal options, to be effective, must be exercised by Lessee by written notice received by Lessor at least six (6) months prior to the commencement date of each such renewal term.

5. Section 7 (Indemnification for Liens) of the Lease shall be amended to read as follows:


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        Lessee will save harmless and indemnify Lessor from the payment of all liens, legal costs and charges, including attorney fees, lawfully and reasonably incurred or expended by Lessor in or about the prosecution or defense of any suit or other proceedings, in discharging the Premises or any part thereof from any liens, judgments or encumbrances created by or arising from the action or inaction of Lessee upon or against the Premises or against Lessee's leasehold estate.


6. Section 11 (Bankruptcy or Insolvency) of the Lease shall be amended to read as follows:

        If at any time during the term hereof Lessee shall file a petition in bankruptcy or be adjudicated a bankrupt, or file any petition or answer seeking reorganization, arrangements, composition, readjustment, liquidation, dissolution or similar relief for itself under any present or future federal, state or other statute, law or regulation, or make an assignment for the benefit of creditors, or any trustee, receiver or liquidator of Lessee or of any substantial part of its assets or of the Demised Premises shall be appointed in any action, suit or proceedings by or against Lessee, and such proceeding or action shall not have been dismissed within thirty (30) days after such appointment, or if any sheriff, marshal or constable, take possession of the Premises or assets located thereon by virtue of any attachment or execution proceedings and offers same for sale publicly, and such attachment, execution proceeding or public sale is not suspended or dismissed within thirty (30) days after such ordered attachment, execution, or public sale, then Lessor may, at its option, in any of such events, immediately take possession of the Demised Premises and terminate this Lease. Upon such termination all installments of rent, and other charges due hereunder and earned to the date of termination and unpaid shall at once become due and payable, and in addition thereto Lessor shall have all rights provided by the bankruptcy laws relative to the proof of claims of an anticipatory breach of an executory contract.


7. Section 12 (Insurance; Damages) of the Lease shall be amended to read as follows:


        (a) At all times during the term of this Lease, including any period of reconstruction of any buildings, if any, Lessee at its sole cost and expense will keep the building or buildings on the premises insured against damage or destruction by fire and other hazards covered by the standard form of "fire and extended coverage" policy and against vandalism and malicious mischief and against war risks as and when such insurance is obtainable, with responsible insurance companies satisfactory


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               to Lessor, legally authorized to do business in the State of
               Ohio; such fire and extended coverage insurance shall be in the amount of the full replacement value of said building or buildings. Said value may be determined at the instance of Lessor, at Lessor's cost, not more frequently than at annual intervals by an architect, contract appraiser, and appraisal company, provided the method is approved by the Lessee's insurer, and shall exclude such values as are not insured by the standard form insurance policy, viz, excavation, underground foundations and piping and architects' fees, and the amount of the insurance shall be adjusted accordingly. Lessor and Lessee shall be named as insureds in the policies, as their interests may appear, and said policies of insurance shall, at Lessor's request, also contain an endorsement recognizing the interest of any mortgagee or mortgagees, which interest of said mortgagee or mortgagees shall be evidenced by a standard mortgagee's form of endorsement. Lessor shall be furnished with the original policies thereof, and thereafter, not less than fifteen (15) days prior to the expiration dates of the expiring policies, Lessee shall deliver to Lessor new original policies or original certificate of renewal of existing policies together with evidence of the payment of the premiums, whereupon such insurance shall be deemed to be in compliance with the terms of this Lease, unless Lessee is notified to the contrary, in writing, by Lessor. In the event of such notice Lessor and Lessee shall agree on the insurable value, or in the absence of agreement, such value shall be determined by an insurance appraiser agreed to by the parties or, in the absence of agreement, by an insurance appraiser which may be appointed by the Chief Justice of the Court of Common Pleas of Cuyahoga County, Ohio. Said policies of insurance shall include a provision for thirty (30) days' advance written notice for Lessor in the event of any modification or cancellation of such insurance.


               In the event Lessee shall fail to provide such insurance, Lessor, at its option, may obtain such insurance at Lessee's expense (but Lessor shall be under no obligation to do so), and the cost thereof shall be treated as additional rental hereunder. Lessee may procure, in place of separate policies, blanket policies of insurance having the same coverage and provisions as are herein required

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               with respect to separate policies.  If such blanket
               insurance is furnished, Lessee shall deliver to Lessor evidence of such insurance meeting the requirements as aforesaid, which evidence shall be in form satisfactory to Lessor and to any mortgagee of Lessor.


        (b) Lessor and Lessee agree that if any improvements located in or upon the Premises, including without limitation, the buildings located upon the Premises, shall be damaged by fire or other casualty covered by policies of fire and extended coverage, and such damage or destruction could reasonably be repaired within one hundred fifty (150) days from the date of such happening, then Lessor shall proceed with all reasonable speed to repair such damage and restore the improvements as nearly as practicable to their condition immediately preceding such damage or destruction within the said 150-day period. Lessor shall notify Lessee at least fifteen (15) days following the occurrence of such damage or destruction whether or not the buildings can be reasonably restored within the said 150-day period, and if they cannot be reasonably restored within the said 150-day period, Lessor's estimated time period required to restore the improvements as nearly as practicable to their condition immediately preceding such damage or destruction. If the buildings cannot be repaired or restored within the said 150-day period, then in such event either Lessor or Lessee shall have the right to terminate this Lease by giving the other at least fifteen (15) days notice of its intention to terminate this Lease; provided, however, that if lessee or Lessor does not timely elect to terminate this Lease as hereinabove provided, then, in such event, Lessor shall proceed with all reasonable speed to repair and restore such damage or destruction within the estimated time period set forth in Lessor's 15-day notice to Lessee, and if Lessor does not reasonably repair and restore the improvements to their condition immediately preceding such damage or destruction within Lessor's estimated time period for completing such repairs and restoration, then, in such event, Lessee shall have the right to terminate this Lease by giving Lessor at least fifteen (15) days

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               notice of its intention to terminate this Lease.

               Notwithstanding anything to the contrary, Lessor shall not be required to repair or restore the improvements within the foregoing 150-day period or its foregoing estimated time period, whichever the case may be, if the unexpired portion of the then current term of this Lease is less than two (2) years, and either party hereto shall have the right to terminate this Lease upon giving the other party at least thirty (30) days notice after the happening of such damage or destruction, unless, within the said 30-day notice period Lessee shall notify Lessor of its intention to extend the term or renew this Lease in accordance with any option or right to do so which it may have, in which case, this Lease shall not be terminated although notice of termination may previously have been given, and Lessor shall be obligated to proceed to timely repair and restore the improvements as hereinabove provided.

               Any termination of this Lease as herein provided shall be effective as of the date of such damage or destruction and both parties shall be released from further liability hereunder, without prejudice, however, to any rights accruing to either party prior to the date of such damage or destruction. If, in any case, this Lease is not terminated, Lessee shall be entitled to the proportionate abatement of its rent corresponding to the area and the time during which Lessee is directly or indirectly unable to use and/or occupy all or any part of the building on the Premises or improvements located thereon; provided, however, that if the damage resulted from or was contributed to by the act, fault, omission, or neglect of Lessee, its employees, invitees, or agents, there shall be no abatement of rent.

               If this Lease is not terminated as hereinbefore described, then subject to the rights and requirements of any bona fide mortgagee, the parties agree that all such insurance proceeds, when and if collected according to the terms of any such insurance policies, shall be deposited in a separate

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               bank account maintained by Lessor, and that such insurance proceeds shall be used, to the extent necessary, for the restoration, or reconstruction of the building, buildings, improvement or improvements, on the Demised Premises, all such proceeds being pledged and dedicated by Lessor for that purpose to the extent necessary therefor; provided, however, that Lessor may agree in any indenture executed by and between Lessor and any mortgagee or trustee in an indenture securing any lender who has loaned money to Lessor on said premises, for the renewal or extension of any such indebtedness, to the effect that such lender shall be permitted to cause (or supervise to the extent and in the manner that such indenture may provide) the expenditure of such insurance funds to the extent necessary for the restoration or reconstruction of the building, buildings, improvement or improvements, on the Premises.

               In the event that the proceeds of the insurance are insufficient to complete such repairs, then Lessee shall deposit within thirty (30) days with Lessor sufficient additional funds to complete such repairs and Lessor shall proceed to make such repairs as hereinafter provided. If Lessee does not deposit such additional finds with Lessor for that purpose, Lessor may, but shall not be required to, repair such damage in which event the amount so paid by Lessor for repairs which is in excess of such insurance proceeds shall be paid by Lessee to Lessor on demand, together with interest thereon at the rate of eight percent (8%) per annum from the date of payment thereof by Lessor, and if not so paid by Lessee, may be collected by Lessor as additional rent.

        (c) Lessor and Lessee each hereby waive all causes and rights of recovery against the other, their respective agents, officers and employees for any loss occurring to the buildings and improvements located on the Demised Premises resulting from any of the perils insured against under the aforesaid insurance policies, regardless of cause or origin, including the negligence of Lessee and/or Lessor, their respective agents, officers, and employees, to the extent that


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               any recovery under such policy or policies of insurance shall not he invalidated in whole or in part by reason thereof.

8. Section 13 (Assignment and Subletting) of the Lease shall be amended to read as follows:

        This Lease shall not be assigned, mortgaged, pledged, encumbered or in any other manner transferred by Lessee, voluntarily or involuntarily, by operation of law or otherwise nor shall the premises or any part thereof be sublet, licensed, granted to a concessionaire or used or ocoupied by anyone other than Lessee, without the prior written consent of Lessor. Any consent by Lessor to any assignment, subletting, licensing, grant to a concessionaire or use or occupation by anyone other than Lessee, shall not constitute a waiver of the necessity for such consent under any subsequent assignment, subletting, licensing, grant to a concessionaire or use or occupation by anyone other than Lessee.

        If Lessee shall at any tine during the term of this Lease sublet all or any part of said premises or assign this Lease either with or without the consent of Lessor, Lessee shall nevertheless remain fully liable under all of the terms, covenants and conditions of this Lease. If this Lease be assigned or if the premises or any part thereof be subleased or occupied by anyone other than Lessee, Lessor may collect from the assignee, sublessee or occupant any rent or other charges payable by Lessee under this Lease and apply the amount collected to the rent and other charges herein reserved but such collection by Lessor shall not be deemed an acceptance of the assignee, sublessee or occupant as a tenant nor a release of Lessee from the performance by Lessee under this Lease.

        A change of the control of a Lessee which is a corporation, partnership or business trust, whether said change of control shall consist of the transfer of stock, partnership interests or beneficial interests in trust, the sale of assets, or any agreement creating a right in anyone other than the original shareholders, partners or holders of beneficial interest of said Lessee to conduct the Lessee's business without the prior consent in writing of Lessor to said change in control or operation shall constitute an attempted assignment or subletting in violation of this Section and shall be null and void and of no effect.

        Notwithstanding the foregoing, Lessee shall have the right, without the prior written consent of Lessor, to sell, assign or otherwise transfer this Lease or any interest therein or sublet the Premises or any part thereof or permit the Premises or any part thereof to be occupied by any affiliate of Lessee,


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        including without limitation, any corporation or other person or entity in control of, controlled by, or in common control with Lessee, or any corporation which is the survivor of a merger or other consolidation involving Lessee, or any corporation listed upon any recognized public stock exchange.

9. Section 16 (Remedies on Default) of this Lease shall be amended to read as follows:

        This Lease is made upon the condition that Lessee shall punctually and faithfully perform all of the covenants and agreements by it to be performed as herein set forth, and if any of the following events of default shall occur, to-wit: (1) any installment of rent, or any other sums required to be paid by Lessee hereunder, or any part thereof, shall at any time be in arrears and unpaid for ten (10) days after Lessee's receipt of written notice of such default (provided, however, that Lessor shall be required to provide such notice no more than twice in any twelve month period), or (b) there be any default on the part of Lessee in the observance or performance of any of the other covenants, agreements, or conditions of this Lease on the part of Lessee to be kept and performed and said default shall continue for a period of ten
        (10) days after Lessee's receipt of written notice of such default (unless such default cannot reasonably be cured within said ten (10) days and Lessee shall have commenced to cure said default within said ten (10) days and continues diligently to pursue the curing of the same), or (c) Lessee shall file a petition in bankruptcy or be adjudicated a bankrupt, or file any petition or answer seeking any reorganization, arrangements, composition, readjustment, liquidation, dissolution or similar relief for itself under any present or future federal, state or other statute, law or regulation, or make an assignment for the benefit of creditors, or (d) any trustee, receiver or liquidator of Lessee or of all or any substantial part of its properties or of the Demised Premises shall be appointed in any action, suit or proceeding by or against Lessee and such proceeding or action shall not have been dismissed within thirty (30) days after such appointment or (e) the leasehold estate hereby created shall be taken on execution or by other process of law, or (f) Lessee shall vacate or abandon the Demised Premises (but not if Lessee is not in default of rent or other payments required under this Lease to be paid by Lessee), then and in any of said cases, Lessor, at its option, may immediately terminate this Lease and re-enter upon the demises premises and take possession thereof with full right to sue for and collect all damages Lessor may incur by reason of such default, including the cost of recovering the Demised Premises, reasonable attorneys' fees, and the amount of rent and other charges reserved in this Lease for the remainder of the term herein, all of which shall be immediately due and payable from Lessee to Lessor.


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        Lessor may, if it elects to do so, bring suit for the collection of such rents and damages without entering into possession of the Demised Premises or voiding this Lease.

        In addition to, but not in limitation of, any of the remedies set forth in this Lease or given to Lessor by law or in equity, Lessor shall also have the right and option, in the event of any default by Lessee under this Lease and the continuance of such default after the period above provided, to retake possession of the Demised Premises from Lessee by summary proceedings or otherwise, and it is agreed that the commencement and prosecution of any action by Lessor in forcible entry and detainer, ejectment or otherwise, or any execution of any judgment or decree obtained in any action to recover possession of the Demised Premises, shall not be construed as an election to terminate this Lease unless Lessor expressly exercises its option hereinbefore provided to declare the term hereof ended, whether or not such entry or re-entry be had or taken under summary proceedings or otherwise, and shall not be deemed to have absolved or discharged Lessee from any of its obligations and liabilities for the remainder of the term of this Lease, and Lessee shall, notwithstanding such entry or re-entry, continue to be liable for the payment of the rent and the performance of the other covenants and conditions hereof. If in the event of such ouster, Lessor rents or leases the Demised Premises to some other person, firm or corporation (whether for a term greater, less than or equal to the unexpired portion of the term of the Lease) for an aggregate rent, including any option periods (the "Aggregate Rent"), provided in such new lease, which is less than the rent and other charges which Lessee would be required to pay during the unexpired term of this Lease, Lessor may immediately upon the making of such new lease or the creation of such new tenancy sue for and recover the difference between the aggregate rent provided for in said new lease and the rent which Lessee would pay hereunder during the unexpired term of the Lease, together with any expense to which Lessor may be put for brokerage commission and placing the demised premises in tenantable condition. Notwithstanding the foregoing, in no event shall Lessee be liable to Lessor for any amount exceeding the fixed rent for the unexpired term of the Lease.

        The remedies of Lessor hereunder shall be cumulative and not exclusive of any other remedy hereunder or to which Lessor may be lawfully entitled. The failure of Lessor to insist upon strict performance of any of the covenants of this Lease or to exercise any option herein contained shall not be construed as a waiver or relinquishment for the future of such or any other covenant or option, nor shall the receipt by Lessor of rent with knowledge of any default by Lessee nor any other action of Lessor except a waiver expressed in writing signed by

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        Lessor, be deemed a waiver of such default, nor shall the acceptance by
        Lessor of any sum of rental less than the sum provided for by this Lease alter the rental terms hereof nor absolve Lessee from its obligations to pay the full rental herein.

10. Section 24 (Condemnation) of the Lease shall be amended to read as follows:

        If all or any portion of the Premises, or of any buildings or additions constructed after commencement of the term hereof, is (or are) appropriated or taken under power of eminent domain or by paramount authority as to make the Premises unfit for the use by Lessee as hereinafter defined, either Lessor or Lessee shall have the option to terminate this Lease subject to the limitations and in the manner hereinafter set forth. The Premises shall be deemed to be unfit for use by Lessee if the area of the building or buildings remaining after such taking is less than seventy-five percent (75%) of the area of the building or buildings prior to such taking.

        If either party elects to terminate this Lease as provided above, it shall give written notice to the other within thirty (30) days after the entry of the final order of court authorizing the taking or appropriation.

        In the event this Lease is not terminated, Lessor shall proceed to enclose, repair and restore said building or buildings to the maximum extent reasonably possible and to a condition as reasonably suitable as possible under existing circumstances at such time, and such restoration shall be completed with all reasonable speed. During such construction and repair, rent shall be abated prorata based on the floor area of which Lessee is deprived (either permanently or temporarily) from using. After the restoration of said building or buildings, the monthly rent shall be reduced in the proportion that the area of said building or buildings so appropriated or taken bears to the total area of said building or buildings prior to the said appropriation or taking. During such period of restoration, this Lease shall remain in full force and effect and Lessee shall pay each month, as rental for such part of the Demised Premises as shall, in the judgment of Lessor and Lessee, be reasonably fit for use and occupancy by Lessee until the building or buildings be repaired, in amount in the same proportion to the rent reserved herein as the area of the building or buildings reasonably fit for use and occupancy by Lessee bears to the total area of the building or buildings.

        Any compensation award as a result of any appropriation or taking under power of eminent domain or by paramount authority shall inure to the benefit of and be the sole property of


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        Lessor whether or not this Lease is terminated.  Lessor shall also be entitled to any proceeds which shall be awarded for damages suffered by the Demised Premises although no part of such Premises is taken. Notwithstanding anything to the contrary contained in this Lease, Lessee shall have the right, at its sole cost and expense, to assert a separate claim in any condemnation proceeding for its personal property and improvements and moving expenses.

11. Section 25a (Subordination; Attornment) of this Lease shall be amended to read as follows:

                (a) Lessor reserves the right to demand and obtain from Lessee a waiver of priority, in recordable form, of Lessee's leasehold estate subordinating Lessee's Lease in favor of any mortgage loan or underlying or ground lease, including, without limitation, any refinancing, replacement, renewal, modification, extension or consolidation thereof which is placed upon the Premises from time to time by the Lessor; provided that Lessor shall procure from any such mortgagee or Lessor an agreement providing in substance that so long as Lessee shall faithfully discharge the obligations on its part to be kept and performed under the terms of this Lease, Lessee's tenancy will not be disturbed nor this Lease affected by any default under such mortgage or underlying or ground lease.

12. Section 29 (Indemnity for Litigation) of this Lease shall be amended to read as follows:

        Lessee covenants and agrees that in case Lessor shall without fault on its part be made a party to any litigation commenced by or against Lessee, then Lessee shall pay all reasonable litigation costs and expenses, including reasonable attorneys' fees, incurred by or imposed on Lessor by or in connection with such litigation; and also shall pay all reasonable litigation costs and expenses, including reasonable attorneys' fees, which may be incurred by Lessor, if successful, in enforcing any of the covenants and agreements of this Lease, and all such costs, expenses and reasonable attorneys' fees shall, if reimbursable to Lessor as herein provided, be so much additional rent due on the next rent date after such payment or payments, together with interest at eight percent (8%) per annum from the date of payment.

13.     Section 33 (Remedies) of this Lease shall be amended to read as follows:

        It is further covenanted and agreed that the various rights, powers, options, elections and remedies of Lessor or Lessee contained in this Lease shall be construed as cumulative and no one of them shall be deemed exclusive of the others or


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        exclusive of the others or exclusive of any rights or remedies  allowed by law to the Lessor or Lessee consistent with any provisions of this instrument, and that no waiver of a breach of any of the covenants of this Lease by Lessor or Lessee shall be construed as a waiver of any other or succeeding breach of the same or any other covenant.

14. Section 36 (Applicable Laws and Construction) of this Lease shall be amended to read as follows:

        The laws of the State of Ohio shall govern the validity, performance and enforcement of this Lease. Any provision of this Lease which is contrary to a law which the parties cannot legally waive or contract against (such, for example, as labor laws and anti-trust laws) is and shall be void and not binding on either party hereto; provided, however, that the invalidity or unenforceability of any provision of this Lease shall not affect or impair any other provision. The submission of this document for examination does not constitute an offer to lease or a reservation of or option for the premises and becomes effective only upon execution and delivery thereof by Lessor and Lessee. All negotiations, considerations, representations and understandings between the parties are incorporated herein and may be modified or altered only by agreement in writing between the parties. Lessee shall have no right to quit the Premises or cancel or rescind this Lease except as said right is expressly granted herein. The headings of the several articles contained herein are for convenience only and do not define, limit or construe the contents of such articles. This Lease has been negotiated by Lessor and Lessee and the Lease, together with all of the terms and provisions hereof, shall not be deemed to have been prepared by either Lessor or Lessee but by both equally. Time is declared to be of the essence in all provisions of this Lease.

15.     Section 5 (Taxes) of the Lease shall be amended to read as follows:

        Lessee covenants and agrees to pay, as additional rent, before the same shall become delinquent, all taxes, assessments, excises and imposts, general, ordinary and extraordinary, special or otherwise, and all other charges of every kind and character that may be levied, assessed, charged or imposed on account of this Lease, upon the Premises, upon any buildings or improvements thereon, upon rents thereof or therefrom, and the estate hereby created, as of the Commencement Date of this Lease as provided hereinabove, and will at all times save harmless Lessor from payment thereof and from any and all liens, and penalties in connection therewith. Lessee shall not be required to pay any inheritance, estate or succession tax under any existing or future laws of the United States of America or any other country or the State of Ohio, or any other state, or any subdivision thereof, that may be payable by reason of the devolution by descent or testamentary provision of Lessor's estate in said Premises, and Lessee shall not pay any income, gift or capital levy tax that may be payable by Lessor under any existing or future tax law of the United States, or the State of Ohio, or any subdivision thereof. It is hereby agreed by and between Lessor and Lessee that the taxes shall be prorated between them as of the last day of the last year in which Lessee is in occupancy as of the date of termination. In addition, Lessee shall be required to pay its pro rata share of installments of assessments which may become due during the period of occupancy, and these shall be prorated on the same basis as the taxes. Upon the written application of Lessor, Lessee shall furnish to Lessor for inspection and such use as may be proper for the protection of Lessor's interest in said premises written evidence, duly certified, that any and all such claims are duly satisfied or otherwise discharged.

        Upon written notice from Lessee to Lessor, Lessee shall at all times have the right to contest in good faith, in any proper proceedings, in the name of Lessor if necessary, the payment or satisfaction of any such taxes, assessments, charges, liens, penalties or claims, so agreed to be paid by Lessee; if the validity thereof, or the right to assess or levy the same against or collect the same from the said premises or improvements or estate of Lessee shall be disputed by Lessee, Lessee shall, in any and all such proceedings, protect and save harmless Lessor from all costs, losses or damages resulting from any such proceedings or from the failure of Lessee to make any such payments, and shall institute or prosecute with all reasonable diligence such suit or suits or other proper legal proceedings as may be necessary and proper to contest the validity of any such disputed tax, assessment or other charge, and shall thereafter do or cause to be done all things which may be necessary or proper to be done properly to decide and determine finally and in a lawful manner the validity or invalidity of any such disputed tax, assessment or other charge. During any contest as aforesaid, Lessee will prevent any divesting of Lessor's title reversion or other interest in or to the Demised Premises.

16. Section 35 (Net Lease) of this Lease shall be retitled "Net Net Net Lease" and shall be amended to read as follows:

        This Lease is a net, net, net lease, imposing upon Lessee the obligation to pay the rent, real estate taxes, insurance premiums, and costs of repairs and maintenance relating to the Premises as required in this Lease. Lessor shall not be required to provide any services or do any acts in connection with the premises except as specifically provided in this Lease.

17.     The following Section 45 shall be added to the Lease:

                45.  CONSENT AND APPROVAL

        It is expressly understood and agreed that wherever and whenever the consent or approval of the Lessor or Lessee is required under the Lease, such consent or approval shall not be unreasonably conditioned, delayed or withheld.

It is expressly understood and agreed between the parties hereto that this Second Amendment is contingent upon and subject to Lessee's commencing and substantially completing all of the Lessee Improvements on or before January 1, 1996. If, for any reason whatsoever, Lessee does not commence construction of the Lessee Improvements and/or complete the Lessee Improvements on or before January 1, 1996 (which date may be extended by the subsequent written agreement of the parties), then, in such event, notwithstanding anything contained in this Second Amendment, this Second Amendment shall be null and void, of no legal effect, and not binding upon the parties hereto, and the Lease dated September 30, 1977, as amended effective January 1, 1989, shall remain in full force and effect as though this Second Amendment had never been entered into by the parties hereto.

        IN WITNESS WHEREOF, Lessor and Lessee have caused this Lease Amendment to be executed as of the date first above written.


WITNESS                                 9150 GROUP


                                        By:
---------------------------------          --------------------------------
                                        Its:
---------------------------------           -------------------------------



                                        SPECIALTY CHEMICAL RESOURCES, INC.


                                        By:
---------------------------------          --------------------------------
                                        Its:
---------------------------------           -------------------------------
                                        And By:
                                               ----------------------------
                                        Its:
                                            -------------------------------

THE STATE OF        OHIO           )
             --------------------- )
                                   )  SS:
COUNTY OF          SUMMIT          )
         ------------------------- )

        BEFORE ME, a Notary Public in and for said County and State, personally appeared the above named SPECIALTY CHEMICAL RESOURCES, INC., a Delaware
Corporation, by       Corey B. Roth        , its      Vice President
                ---------------------------      ----------------------------
and by                               , its                           , who
      -------------------------------     ---------------------------
acknowledged that they did sign the foregoing instrument and that the same is the free act and deed of said Corporaiton, and the free act and deed of each of them personally and as such officers.

        IN WITNESS WHEREOF, I have hereunto set my hand and official seal at
     Macedonia     ,      Ohio     , this   25th    day of    July    , 1994.
-------------------  --------------       ---------       ------------

                                          /s/ Lois Brake
                                         ----------------------------------
                                         Notary Public





THE STATE OF        OHIO           )
             --------------------- )
                                   )  SS:
COUNTY OF          SUMMIT          )
         ------------------------- )

        BEFORE ME, a Notary Public in and for said County and State, personally appeared the above named 9150 GROUP, an Ohio General Partnership, by Irving Sands, a General Partner, who acknowledges that he did sign the foregoing instrument and that the same is the free act and deed of said Corporation, and the free act and deed of said Partnership, and the free act and deed of him personally and as such partner.

        IN WITNESS WHEREOF, I have hereunto set my hand and official seal at
     Fairlawn      ,      Ohio     , this   25th    day of    July    , 1994.
-------------------  -------------        ---------        -----------

                                         /s/ Jeffrey M. Kahn
                                         ---------------------------------
                                         Notary Public